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The Chase Manhattan Corporation
270 Park Avenue
New York, NY  10017-2070



                           News Release



Investor Contact:  John Borden     Press Contacts:  John Stefans
                (212) 270-7318                       (212) 270-7438
                                                     Ken Herz
                                                     (212) 270-4621


          For Immediate Release
          Tuesday, March 18, 1997



                       Chase Raises Dividend


          New York, March 18 -- The Board of Directors of The Chase Manhattan Corporation today increased the quarterly dividend on outstanding shares of the Corporation's common stock to $.62 per share, up 11 percent from $.56 per share, payable April 30, 1997 to shareholders of record at the close of business on April 4, 1997. On an annual basis, this would represent an increase in the dividend rate to $2.48 per share from $2.24 per share.







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